Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

February 28, 2012

YRC Worldwide Reports Fourth Quarter 2011 Results

•	YRC Freight tons per day up 6.7%, revenue per hundredweight up 4.8%, operating revenue up 11.0%

•	Regional tons per day up 4.7%, revenue per hundredweight up 5.7%, operating revenue up 12.6%

OVERLAND PARK, KAN. — YRC Worldwide Inc. (NASDAQ: YRCW) today reported financial results for the fourth quarter of 2011.

Consolidated operating revenue for the fourth quarter of 2011 was $1.212 billion, up 11.1% over 2010, and consolidated operating loss was $38 million, which included a $13 million loss on asset disposals, $4 million of restructuring professional fees and $9 million of letter of credit fees (as detailed in the reconciliation below). Excluding these items, on a non-GAAP basis 2011 fourth quarter operating loss would have been $12 million. As a comparison, the company reported consolidated operating revenue of $1.092 billion for the fourth quarter of 2010 and a consolidated operating loss of $28 million, which included a $3 million loss on asset disposals, $8 million of letter of credit fees and $6 million of restructuring professional fees (as detailed in the reconciliation below). Excluding these items, on a non-GAAP basis 2010 fourth quarter operating loss would have been $11 million.

The company also reported positive operating cash flow of $27 million for the fourth quarter of 2011, which included the $4 million of restructuring professional fees, and reported gross capital expenditures of $35 million. When excluding the above noted restructuring professional fees, the company reported on a non-GAAP basis adjusted free cash flow usage of $4 million for the fourth quarter of 2011 (as detailed in the reconciliation below). As a comparison, the company generated non-GAAP basis adjusted free cash flow of $11 million for the fourth quarter of 2010, which included the add back of $7 million of restructuring professional fees (as detailed in the reconciliation below).

“I wish to express my thanks to our employees for their efforts as we work to build a more service-centric culture focused on delivering quality and consistently reliable freight service for our customers,” said James Welch, chief executive officer of YRC Worldwide. “I am pleased with the renewed focus on customer service, but obviously not satisfied with our consolidated operating results. However, I am encouraged that our performance trends over the fourth quarter are consistent with or exceeding the consolidated operating plan created by our now autonomous operating companies,” stated Welch.

“Our plans to streamline and simplify the YRC Freight network during 2012 are designed to enable fewer touches of the freight, expedite delivery to our customers, reduce costs by network optimization, and allow YRC Freight to return to its core competency of handling LTL shipments moving in the 2-day to 5-day transit lanes which are generally between 500 and 3,500 miles,” stated Welch. “Our YRC Freight growth strategy will focus on delivering consistent, high-quality, long-haul service that is reliable and cost-effective with competitive transit times.”

“I also want to recognize our Regional operating companies, Holland, Reddaway and New Penn, for continuing to deliver best-in-class service in the next-day and regional North American LTL markets,” said Welch. “The employees at all three Regional companies rallied and worked hard during 2011 to deliver an adjusted operating ratio of 97.3% which represents their second consecutive profitable year coming out of the economic downturn. Customer satisfaction remains high at Holland, Reddaway and New Penn, which validates that these three companies are doing the right things for their customers, and we expect their operating momentum to continue to improve in 2012.”

At December 31, 2011, the company’s cash, cash equivalents and availability under its $400 million multi-year asset-based loan facility (‘ABL’) was $277 million. The ABL borrowing base was $361 million as of December 31, 2011 as compared to $371 million as of September 30, 2011. As a comparison, the company’s cash, cash equivalents and unrestricted availability under its lending facilities was $279 million at September 30, 2011 and $194 million at December 31, 2010.

On December 15, 2011, the company sold a significant portion of the assets of its Glen Moore truckload operating subsidiary and redeployed the remaining revenue equipment units to YRC Freight and the Regional operating companies. “The proceeds from the sale of our Glen Moore assets improved our liquidity position and, more importantly, enable us to better focus our efforts on improving our core North American LTL businesses. We continue to evaluate additional sales of non-strategic assets,” stated Jamie Pierson, executive vice president and chief financial officer of YRC Worldwide. “On the operating front, our effective management of working capital produced a days-sales-outstanding of 35.4 days, which is a one-day improvement over last year.”

“We have hired Chicago-based NRC Realty & Capital Advisors LLC to coordinate the auction of 62 of our surplus properties resulting from our network integration activities,” said Pierson. “These surplus properties currently have substantial holding cost, maintenance and real estate taxes. We have chosen the auction process to monetize these properties and turn a liability into an asset. Some of these sites have been on the market for over three years, and we are marking them down to sell.”

In addition, the company reported a net loss of $86 million for the fourth quarter of 2011. As a comparison, the company reported net income of $15 million for the fourth quarter of 2010, which included an $87 million income tax benefit primarily due to a favorable IRS settlement.

Key Segment Information

Fourth quarter 2011 compared to the fourth quarter of 2010:

•

YRC Freight (formerly YRC National Transportation) operating revenues up 11.0% to $805 million, adjusted operating ratio of 101.5, tons per day up 6.7%, shipments per day up 6.0%, revenue per hundredweight up 4.8% and revenue per shipment up 5.5%.

•

Regional Transportation operating revenues up 12.6% to $382 million, adjusted operating ratio of 97.7, tons per day up 4.7%, shipments per day up 2.5%, revenue per hundredweight up 5.7% and revenue per shipment up 7.9%.

Non-GAAP Financial Measures

Adjusted operating income (loss) is a non-GAAP measure that reflects the company’s operating income (loss) before letter of credit fees, certain union employee equity-based compensation expense, net gains or losses on property disposals, and certain other items including restructuring professional fees and results of permitted dispositions. Adjusted EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusted for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals and certain other items, including restructuring professional fees and results of permitted dispositions and discontinued operations as defined in the company’s credit agreement. Adjusted EBITDA and adjusted operating income (loss) are used for internal management purposes as financial measures that reflect the company’s core operating performance. In addition, management uses adjusted EBITDA to measure compliance with financial covenants in the company’s credit agreement. Free cash flow and adjusted free cash flow are non-GAAP measures that reflect the company’s operating cash flow minus gross capital expenditures and operating cash flow minus gross capital expenditures, excluding the restructuring costs included in operating cash flow, respectively. However, these financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as defined by generally accepted accounting principles.

Adjusted operating income (loss), adjusted EBITDA and adjusted free cash flow have the following limitations:

•

Adjusted operating income (loss) and adjusted EBITDA do not reflect the interest expense or the cash requirements necessary to fund restructuring professional fees, letter of credit fees, service interest or principal payments on our outstanding debt;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements;

•

Equity-based compensation is an element of our long-term incentive compensation program, although adjusted operating income (loss) and adjusted EBITDA exclude either certain union employee equity-based compensation expense or all of it as an expense, respectively, when presenting our ongoing operating performance for a particular period;

•

Adjusted free cash flow excludes the cash usage by the company’s restructuring activities, debt issuance costs, equity issuance costs and principal payments on our outstanding debt and the resulting reduction in the company’s liquidity position from those cash outflows;

•	Other companies in our industry may calculate adjusted operating income (loss), adjusted EBITDA and adjusted free cash flow differently than we do, limiting their usefulness as a comparative measure.

Because of these limitations, adjusted operating income (loss), adjusted EBITDA, free cash flow and adjusted free cash flow should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using adjusted operating income (loss), adjusted EBITDA, free cash flow and adjusted free cash flow as secondary measures. The company has provided reconciliations of its non-GAAP measures (adjusted operating income (loss), adjusted EBITDA, free cash flow and adjusted free cash flow) to GAAP measures within the supplemental financial information in this release.

*   *   *   *   *

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “will,” “plan,” “designed,” “enable,” and similar expressions are intended to identify forward-looking statements. The company’s future results could differ materially from any results projected in such forward-looking statements because of a number of factors, including (among others) the company’s ability to generate sufficient cash flows and liquidity to fund operations, inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the company’s reports filed with the SEC.

*   *   *   *   *

About YRC Worldwide

YRC Worldwide Inc., a Fortune 500 company headquartered in Overland Park, Kan., is a leading provider of transportation and global logistics services. It is the holding company for a portfolio of successful brands including YRC Freight, YRC Reimer, Holland, Reddaway, and New Penn, and provides China-based services through its Jiayu and JHJ joint ventures. YRC Worldwide has one of the largest, most comprehensive less-than-truckload (LTL) networks in North America with local, regional, national and international capabilities. Through its team of experienced service professionals, YRC Worldwide offers industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence. Please visit www.yrcw.com for more information.

Web site: www.yrcw.com

Follow YRC Worldwide on Twitter: http://twitter.com/yrcworldwide

Investor Contact: Paul Liljegren

913-696-6108

investor@yrcw.com

Media Contact:  Suzanne Dawson

Linden, Alschuler & Kaplan

212-329-1420

sdawson@lakpr.com

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in thousands except share and per share data)

	December 31, 2011	December 31, 2010
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$200,521	$143,017
Accounts receivable, net	476,793	442,500
Prepaid expenses and other	100,965	182,515
Restricted amounts held in escrow	59,680	—

Total current assets	837,959	768,032

PROPERTY AND EQUIPMENT:
Cost	3,074,858	3,239,413
Less—accumulated depreciation	(1,738,304)	(1,710,216)

Net property and equipment	1,336,554	1,529,197

OTHER ASSETS:
Intangibles, net	117,492	139,525
Restricted amounts held in escrow	96,251	—
Other assets	97,584	134,802

Total assets	$2,485,840	$2,571,556

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$151,922	$147,112
Wages, vacations, and employees’ benefits	210,409	196,486
Other current and accrued liabilities	303,946	452,226
Current maturities of long-term debt	9,459	222,873

Total current liabilities	675,736	1,018,697

OTHER LIABILITIES:
Long-term debt, less current portion	1,345,201	837,262
Deferred income taxes, net	31,687	118,624
Pension and post retirement	440,265	447,928
Claims and other liabilities	351,563	360,439
Commitments and contingencies
SHAREHOLDERS’ DEFICIT:
Cumulative Preferred stock, $1.00 par value per share—authorized 5,000,000
Series A Preferred stock, shares issued 1 and 0, liquidation preference $1 and $0	—	—
Series B Preferred stock, shares issued 0 and 0, liquidation preference $0 and $0	—	—
Common stock, $0.01 par value per share – authorized 33,333,333 and 266,667 shares, issued 6,847,000 and 159,000 shares	68	2
Capital surplus	1,902,957	1,643,752
Accumulated deficit	(1,930,202)	(1,520,891)
Accumulated other comprehensive loss	(234,100)	(239,626)
Treasury stock, at cost (410 shares)	(92,737)	(92,737)

Total YRC Worldwide Inc. shareholders’ deficit	(354,014)	(209,500)
Non-controlling interest	(4,598)	(1,894)

Total shareholders’ deficit	(358,612)	(211,394)

Total liabilities and shareholders’ deficit	$2,485,840	$2,571,556

The number of shares and the per share amounts for all periods presented within this release reflect the 1:300 reverse stock split which was effective on December 1, 2011.

STATEMENTS OF CONSOLIDATED OPERATIONS

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in thousands except per share data)

(Unaudited)

	Three Months		Twelve months
	2011	2010	2011	2010
OPERATING REVENUE	$1,212,328	$1,091,559	$4,868,844	$4,334,640

OPERATING EXPENSES:
Salaries, wages and employees' benefits	685,970	654,422	2,798,192	2,671,468
Equity based compensation expense	715	665	15,510	31,205
Operating expenses and supplies	303,954	233,385	1,194,543	945,310
Purchased transportation	132,705	118,016	535,386	455,800
Depreciation and amortization	51,069	48,634	195,666	200,977
Other operating expenses	63,126	61,671	276,030	248,142
(Gains) losses on property disposals, net	12,938	2,636	(8,246)	4,306
Impairment charges	—	—	—	5,281

Total operating expenses	1,250,477	1,119,429	5,007,081	4,562,489

OPERATING LOSS	(38,149)	(27,870)	(138,237)	(227,849)

NONOPERATING (INCOME) EXPENSES:
Interest expense	39,555	32,958	156,106	159,192
Equity investment impairment	—	—	—	12,338
Fair value adjustment of derivative liabilities	—	—	79,221	—
(Gain) loss on extinguishment of debt, net	(582)	4,011	(25,794)	5,947
Restructuring transaction costs	—	—	17,783	—
Other, net	761	1,331	(3,684)	(4,437)

Nonoperating expenses, net	39,734	38,300	223,632	173,040

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(77,883)	(66,170)	(361,869)	(400,889)
INCOME TAX PROVISION (BENEFIT)	8,333	(86,755)	(7,452)	(96,203)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(86,216)	20,585	(354,417)	(304,686)
NET LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	—	(5,208)	—	(23,084)

NET INCOME (LOSS)	(86,216)	15,377	(354,417)	(327,770)
LESS: NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(1,950)	(420)	(3,154)	(1,963)

NET INCOME (LOSS) ATTRIBUTABLE TO YRC WORLDWIDE INC.	$(84,266)	$15,797	$(351,263)	$(325,807)
AMORTIZATION OF BENEFICIAL CONVERSION FEATURE ON PREFERRED STOCK	—	—	(58,048)	—

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(84,266)	$15,797	$(409,311)	$(325,807)

AVERAGE COMMON SHARES OUTSTANDING-BASIC	6,794	158	2,087	132
AVERAGE COMMON SHARES OUTSTANDING-DILUTED	6,794	159	2,087	132

BASIC INCOME (LOSS) PER SHARE
INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO YRC WORLDWIDE INC.	$(12.40)	$132.59	$(196.12)	$(2,293.30)
LOSS FROM DISCONTINUED OPERATIONS	—	(32.88)	—	(174.87)

NET INCOME (LOSS) PER SHARE	$(12.40)	$99.71	$(196.12)	$(2,468.17)

DILUTED INCOME (LOSS) PER SHARE
INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO YRC WORLDWIDE INC.	$(12.40)	$132.45	(196.12)	$(2,293.30)
LOSS FROM DISCONTINUED OPERATIONS	—	(32.84)	—	(174.87)

NET INCOME (LOSS)	$(12.40)	$99.61	$(196.12)	$(2,468.17)

Amounts attributable to YRC Worldwide Inc. common shareholders:
Income (Loss) from continuing operations, net of tax	$(84,266)	$21,005	$(409,311)	$(302,723)
Loss from discontinued operations, net of tax	—	(5,208)	—	(23,084)

Net income (loss)	$(84,266)	$15,797	$(409,311)	$(325,807)

The number of shares and the per share amounts for all periods presented within this release reflect the 1:300 reverse stock split which was effective on December 1, 2011.

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Year Ended December 31

(Amounts in thousands)

	2011	2010
	(Unaudited)
OPERATING ACTIVITIES:
Net loss	$(354,417)	$(327,770)
Noncash items included in net loss:
Depreciation and amortization	195,666	205,930
Fair value adjustment of derivative liability	79,221	—
(Gain) loss on extinguishment of debt	(25,794)	5,947
Amortization of deferred debt costs	23,761	46,182
Equity based compensation expense	15,510	31,205
Paid-in-kind interest on Series A Notes and Series B Notes	13,099	—
(Gains) losses on property disposals, net	(8,246)	5,706
Deferred income tax benefit, net	(167)	(64,163)
Equity investment impairment	—	12,338
Impairment charges	—	5,281
Other noncash items, net	(3,714)	(3,105)
Restructuring transaction costs	17,783	—
Changes in assets and liabilities, net:
Accounts receivable	(36,288)	4,859
Accounts payable	4,987	(15,793)
Other operating assets	(5,208)	46,806
Other operating liabilities	57,839	47,264

Net cash provided by (used in) operating activities	(25,968)	687

INVESTING ACTIVITIES:
Acquisition of property and equipment	(71,628)	(19,150)
Proceeds from disposal of property and equipment	67,461	85,669
Deposits into restricted escrow	(155,931)	—
Disposition of affiliate, net of cash sold	—	34,290
Other	3,462	5,223

Net cash provided by (used in) investing activities	(156,636)	106,032

FINANCING ACTIVITIES:
ABS borrowings (payments), net	(122,788)	(23,497)
Issuance of long-term debt	441,602	230,258
Repayment of long-term debt	(46,687)	(260,214)
Debt issuance costs	(30,472)	(18,614)
Equity issuance costs	(1,547)	(17,323)
Equity issuance proceeds	—	15,906
Stock issued in connection with the 6% notes	—	11,994

Net cash provided by (used in) financing activities	240,108	(61,490)

NET INCREASE IN CASH AND CASH EQUIVALENTS	57,504	45,229

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	143,017	97,788

CASH AND CASH EQUIVALENTS, END OF PERIOD	$200,521	$143,017

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$(67,486)	$(54,183)
Income tax (payment) refund, net	(6,475)	80,768
Pension contribution deferral transfer to debt	—	4,361
Lease financing transactions	8,985	46,564
Deferred interest and fees converted to equity	43,164	—
Interest paid in stock for the 6% Notes	2,082	2,007

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in thousands)

(Unaudited)

SEGMENT INFORMATION

	Three Months			Twelve Months
	2011	2010	%	2011	2010	%
Operating revenue:
YRC Freight	$804,500	$725,093	11.0	$3,203,038	$2,884,812	11.0
Regional Transportation	381,705	339,078	12.6	1,554,273	1,353,912	14.8
Truckload	22,149	25,699	(13.8)	98,868	109,641	(9.8)
Other, net of eliminations	3,974	1,689		12,665	(13,725)

Consolidated	1,212,328	1,091,559	11.1	4,868,844	4,334,640	12.3

Operating income (loss):
YRC Freight	(26,665)	(22,535)		(88,480)	(170,304)
Regional Transportation	6,902	6,055		32,888	3,126
Truckload	(8,608)	(3,163)		(18,888)	(10,162)
Corporate and other	(9,778)	(8,227)		(63,757)	(50,509)

Consolidated	$(38,149)	$(27,870)		$(138,237)	$(227,849)

Operating ratio:
YRC Freight	103.3%	103.1%		102.8%	105.9%
Regional Transportation	98.2%	98.2%		97.9%	99.8%
Truckload	138.9%	112.3%		119.1%	109.3%
Consolidated	103.1%	102.6%		102.8%	105.3%

Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL INFORMATION

As of December 31, 2011 (in millions)	Par Value	Premium/ (Discount)	Book Value
Restructured term loan	$303.1	$98.9	$402.0
ABL facility – Term A—(capacity $175M; borrowing base $136.1M; availability $76.1M)	60.0	(7.6)	52.4
ABL facility – Term B—(capacity $224.4M; borrowing base $224.4M; availability $0M)	224.4	(12.4)	212.0
Series A Notes	146.3	(35.0)	111.3
Series B Notes	98.0	(37.1)	60.9
6% convertible senior notes	69.4	(10.3)	59.1
Pension contribution deferral obligations	140.2	(0.6)	139.6
Lease financing obligations	315.2	—	315.2
5.0% and 3.375% contingent convertible senior notes	1.9	—	1.9
Other	0.3	—	0.3

Total debt	$1,358.8	$(4.1)	$1,354.7

As of December 31, 2010 (in millions)	Par Value	Premium/ (Discount)	Book Value
Revolving credit facility	$142.9	$—	$142.9
Term loan	257.1	0.7	257.8
ABS borrowings	122.8	—	122.8
6% convertible senior notes	69.4	(13.3)	56.1
Pension contribution deferral obligations	139.1	—	139.1
Lease financing obligations	338.4	—	338.4
5.0% and 3.375% contingent convertible senior notes	1.9	—	1.9
Other	1.1	—	1.1

Total debt	$1,072.7	$(12.6)	$1,060.1

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in thousands)

(Unaudited)

	Three months		Twelve months
	2011	2010	2011	2010
Operating revenue	$1,212,328	$1,091,559	$4,868,844	$4,334,640
Adjusted operating ratio	101.0%	101.0%	101.0%	102.9%

Reconciliation of operating loss to adjusted EBITDA:
Operating loss	$(38,149)	$(27,870)	$(138,237)	$(227,849)
(Gains) losses on property disposals, net	12,938	2,636	(8,246)	4,306
Impairment charges	—	—	—	5,281
Union equity awards	—	—	14,884	24,995
Letter of credit expense	9,618	8,333	35,226	33,276
Restructuring professional fees, included in operating income	4,303	5,971	42,128	34,052
Permitted dispositions and other	(276)	—	6,238	—

Adjusted operating loss	(11,566)	(10,930)	(48,007)	(125,939)
Depreciation and amortization	51,069	48,634	195,666	200,977
Equity based compensation expense	715	665	626	6,210
Restructuring professional fees, included in nonoperating income	—	855	1,915	1,440
Reimer Finance Co. dissolution (foreign exchange)	—	—	—	5,540
Other nonoperating, net	(741)	(231)	3,754	1,190
Add: Truckload EBITDA loss (1)	1,809	889	5,203	907

Adjusted EBITDA	$41,286	$39,882	$159,157	$90,325

	Three months		Twelve months
Adjusted EBITDA by segment:	2011	2010	2011	2010
YRC Freight	$11,853	$11,422	$43,664	$(7,395)
Regional Transportation	24,177	24,014	103,070	85,704
Corporate and other	5,256	4,446	12,423	12,016

Adjusted EBITDA	$41,286	$39,882	$159,157	$90,325

	Three months		Twelve months
Reconciliation of Adjusted EBITDA to adjusted free cash flow (deficit):	2011	2010	2011	2010
Adjusted EBITDA	$41,286	$39,882	$159,157	$90,325
Total restructuring professional fees	(4,303)	(6,826)	(44,043)	(35,492)
Permitted dispositions and other not included in adjusted EBITDA	—	—	—	(8,210)
Cash paid for interest	(22,659)	(22,236)	(67,486)	(54,183)
Cash paid for letter of credit fees	(9,495)	—	(16,719)	—
Working capital cash flows excluding income tax, net	27,172	1,873	(50,402)	(72,521)

Net cash provided by (used in) operating activities before income taxes	32,001	12,693	(19,493)	(80,081)
Cash paid for income taxes, net	(5,187)	(2,267)	(6,475)	80,768

Net cash provided by (used in) operating activities	26,814	10,426	(25,968)	687
Acquisition of property and equipment	(35,546)	(6,625)	(71,628)	(19,150)

Free cash flow (deficit)	(8,732)	3,801	(97,596)	(18,463)
Total restructuring professional fees	4,303	6,826	44,043	35,492

Adjusted free cash flow (deficit)	$(4,429)	$10,627	$(53,553)	$17,029

Adjusted operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing adjusted operating income by operating revenue or (iii) plus the result of dividing adjusted operating loss by operating revenue, and expressed as a percentage.

(1)	Due to the sale of the Glen Moore assets in December 2011, we modified our 2010 Adjusted EBITDA by the amount of the Truckload EBITDA loss to be comparable to our 2011 calculation.

Tire accounting change for YRC Freight:

On October 1, 2011, the Company elected to cease capitalization of replacement tires and expense these costs as incurred. Prior to the change, the cost of original and replacement tires mounted on new and existing equipment was reported in revenue equipment and amortized based on estimated usage for YRC Freight. Under the new policy, the cost of replacement tires is expensed at the time those tires are placed into service, as is the case with other repairs and maintenance costs. The cost of tires on new revenue equipment will be capitalized and depreciated over the estimated useful life of the related equipment. As this is a change in accounting policy, it was necessary to restate affected accounts for all years presented. The following is a summary of the effects of these adjustments:

	Q1 2011	Q2 2011	Q3 2011	Q4 2011	2011
Net property and equipment			$(24,642)
Accumulated deficit			$(24,642)
Operating expense and supplies	$(13)	$(32)	$1,926	$—	$1,881
Depreciation and amortization	514	514	513	—	1,541
(Gains) losses on property disposals, net	(87)	(63)	(6)	—	(156)

Operating loss	$(414)	$(419)	$(2,433)	$—	$(3,266)

	Q1 2010	Q2 2010	Q3 2010	Q4 2010	2010
Net property and equipment					$(21,377)
Accumulated deficit					$(21,377)
Operating expense and supplies	$(1,323)	$(1,195)	$(1,568)	$172	$(3,914)
Depreciation and amortization	617	617	617	617	2,468
(Gains) losses on property disposals, net	(282)	(629)	(601)	247	(1,265)

Operating loss	$988	$1,207	$1,552	$(1,036)	$2,711
Income tax provision (benefit)	$—	$—	$—	$6,284	$6,284

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in thousands)

(Unaudited)

	Three months		Twelve months
YRC Freight segment	2011	2010	2011	2010
Operating Revenue	$804,500	$725,093	$3,203,038	$2,884,812
Adjusted operating ratio	101.5%	101.9%	101.9%	104.2%

Reconciliation of operating loss to adjusted EBITDA:
Operating loss	$(26,665)	$(22,535)	$(88,480)	$(170,304)
(Gains) losses on property disposals, net	6,677	2,126	(10,478)	512
Impairment charges	—	—	—	3,281
Union equity awards	356	—	10,311	18,795
Letter of credit expense	7,806	6,470	28,093	25,838

Adjusted operating loss	(11,826)	(13,939)	(60,554)	(121,878)

Depreciation and amortization	24,824	25,509	102,915	107,988
Reimer Finance Co. dissolution (foreign exchange)	—	—	—	5,540
Other nonoperating, net	(1,145)	(148)	1,303	955

Adjusted EBITDA	$11,853	$11,422	$43,664	$(7,395)

Adjusted EBITDA as % of operating revenue	1.5%	1.6%	1.4%	-0.3%

	Three months		Twelve months
Regional Transportation segment	2011	2010	2011	2010
Operating Revenue	$381,705	$339,078	$1,554,273	$1,353,912
Adjusted operating ratio	97.7%	97.6%	97.3%	98.4%

Reconciliation of operating income (loss) to adjusted EBITDA:
Operating income (loss)	$6,902	$6,055	$32,888	$3,126
(Gains) losses on property disposals, net	531	510	(2,655)	3,554
Impairment charges	—	—	—	2,000
Union equity awards	(356)	—	4,573	6,089
Letter of credit expense	1,675	1,727	6,608	6,901

Adjusted operating income	8,752	8,292	41,414	21,670

Depreciation and amortization	15,460	15,728	61,562	63,618
Other nonoperating, net	(35)	(6)	94	416

Adjusted EBITDA	$24,177	$24,014	$103,070	$85,704

Adjusted EBITDA as % of operating revenue	6.3%	7.1%	6.6%	6.3%

Adjusted operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing adjusted operating income by operating revenue or (iii) plus the result of dividing adjusted operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in thousands)

(Unaudited)

Corporate and other segment

	Three months		Twelve months
	2011	2010	2011	2010
Reconciliation of operating loss to adjusted EBITDA:
Operating loss	$(9,778)	$(8,227)	$(63,757)	$(50,509)
(Gains) losses on property disposals, net	404	—	(581)	198
Letter of credit expense	54	49	194	206
Restructuring professional fees, included in operating income	4,303	5,971	42,128	34,052
Permitted dispositions and other	(276)	—	6,238	—

Adjusted operating loss	(5,293)	(2,207)	(15,778)	(16,053)
Depreciation and amortization	9,397	5,211	23,305	20,602
Equity based compensation expense	715	665	626	6,210
Restructuring professional fees, included in nonoperating income	—	855	1,915	1,440
Other nonoperating, net	437	(78)	2,355	(183)

Adjusted EBITDA	$5,256	$4,446	$12,423	$12,016

Truckload segment (excluded from consolidated EBITDA)

	Three months		Twelve months
	2011	2010	2011	2010
Operating Revenue	$22,149	$25,699	$98,868	$109,641
Adjusted operating ratio	114.4%	112.0%	113.2%	108.8%

Reconciliation of operating loss to adjusted EBITDA:
Operating loss	$(8,608)	$(3,163)	$(18,888)	$(10,162)
(Gains) losses on property disposals, net	5,326	—	5,468	42
Union equity awards	—	—	—	111
Letter of credit expense	83	87	331	331

Adjusted operating loss	(3,199)	(3,076)	(13,089)	(9,678)
Depreciation and amortization	1,388	2,186	7,884	8,769
Other nonoperating, net	2	1	2	2

Adjusted EBITDA	$(1,809)	$(889)	$(5,203)	$(907)

Adjusted EBITDA as % of operating revenue	-8.2%	-3.5%	-5.3%	-0.8%

Adjusted operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing adjusted operating income by operating revenue or (iii) plus the result of dividing adjusted operating loss by operating revenue, and expressed as a percentage.

YRC Worldwide Inc.

Segment Statistics

(amounts in thousands except workdays and per unit data)

	YRC Freight
				Y/Y	Sequential
	4Q11	4Q10	3Q11%		%
Workdays	62.0	62.5	64.0
Total revenue(a)	$789,097	$711,274	$836,568	10.9	(5.7)
Total tonnage	1,714	1,618	1,822	5.9	(5.9)
Total tonnage per day	27.64	25.89	28.46	6.7	(2.9)
Total shipments	2,932	2,789	3,166	5.1	(7.4)
Total shipments per day	47.29	44.63	49.47	6.0	(4.4)
Total revenue/cwt.	$23.03	$21.98	$22.96	4.8	0.3
Total revenue/shipment	$269	$255	$264	5.5	1.9
Total weight/shipment	1,169	1,160	1,151	0.7	1.6

Reconciliation of operating revenue to total picked up revenue:
Operating revenue	$804,500	$725,093	$841,560
Change in revenue deferral and other	(15,404)	(13,818)	(4,993)

Total picked up revenue	$789,097	$711,275	$836,568

	Regional Transportation
				Y/Y	Sequential
	4Q11	4Q10	3Q11%		%
Workdays	61.0	60.0	63.0
Total picked up revenue(a)	$380,717	$338,634	$404,825	12.4	(6.0)
Total tonnage	1,723	1,619	1,831	6.4	(5.9)
Total tonnage per day	28.25	26.99	29.06	4.7	(2.8)
Total shipments	2,368	2,273	2,553	4.2	(7.3)
Total shipments per day	38.82	37.89	40.53	2.5	(4.2)
Total revenue/cwt.	$11.05	$10.46	$11.05	5.7	(0.1)
Total revenue/shipment	$161	$149	$159	7.9	1.4
Total weight/shipment	1,455	1,425	1,434	2.2	1.5

Reconciliation of operating revenue to total picked up revenue:
Operating revenue	$381,705	$339,078	$404,811
Change in revenue deferral and other	(988)	(444)	14

Total picked up revenue	$380,717	$338,634	$404,825

(a)	Does not equal financial statement revenue due to revenue recognition adjustments between accounting periods.